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                                                                    Exhibit 10.3

                                                                    CONFIDENTIAL
                                                                    TREATMENT
                                                                    REQUESTED

                                AGREEMENT BETWEEN

                         INVESTORS BANK & TRUST COMPANY

                                       AND

                       ELECTRONIC DATA SYSTEMS CORPORATION

                    LARGE FINANCIAL INSTITUTIONS DIVISION

                                      FOR

                         INFORMATION TECHNOLOGY SERVICES

                               SEPTEMBER 20, 1995
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I  DEFINITIONS ...................................................    1

ARTICLE II  TERM OF AGREEMENT ............................................    3

ARTICLE III  SCOPE OF WORK PROVIDED ......................................    3

ARTICLE IV  PAYMENT FOR SERVICES .........................................    9

ARTICLE V  INPUT AND OUTPUT DATA .........................................   11

ARTICLE VI  SAFEGUARDING OF DATA .........................................   12

ARTICLE VII  WAIVER ......................................................   12

ARTICLE VIII  LIMITATION OF LIABILITY ....................................   13

ARTICLE IX  TERMINATION ..................................................   14

ARTICLE X  MISCELLANEOUS .................................................   18

SCHEDULES

Schedule A           Price Schedule
Schedule B           Software
Schedule C           Performance Standards


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                                    AGREEMENT

      This Agreement for Information Technology Services ("Agreement") dated effective as of SEPTEMBER 20, 1995 ("Effective Date") is between Electronic Data Systems Corporation, Large Financial Institutions Division, a Texas corporation ("EDS"), and Investors Bank & Trust Company, a Massachusetts state-chartered bank and trust company ("Customer").

      The parties hereto entered into that certain Agreement for Information Technology Services dated September 24, 1990 ("Original Agreement"), the term of which would have otherwise expired on December 9, 1995. However, EDS and Customer each desire to continue their relationship pursuant to the terms of this Agreement. Therefore, EDS and Customer agree that, as of the Effective Date, this Agreement supersedes and replaces the Original Agreement, and the Original Agreement will be of no further force and effect from and after the Effective Date.

      Under this Agreement, EDS will provide to Customer the information technology services contemplated in this Agreement, and Customer will obtain all its requirements for such services (with the exception of report and financial printing described in SECTION 3.2 (h), which Customer may obtain elsewhere) from EDS, at the prices set forth in SCHEDULE A, all upon the terms and conditions set forth in this Agreement.

                                    ARTICLE I
                                   DEFINITIONS

For purposes of this Agreement:

1.1   "Abend" will mean abnormal ending in a processing cycle.

1.2 "ACF2" will mean the commercially available software package used to provide data security that is marketed under that name.

1.3 "Benchmark" will mean each Acceptable Performance Level for measuring EDS' performance set forth in PART II OF TABLE A OF SCHEDULE C, as revised pursuant to SECTION 3.3.

1.4 "Business Day" will mean each day that Customer is open to conduct full and normal business activities and will exclude weekend days and holidays that are both national banking holidays and holidays recognized by the New York Stock Exchange.

1.5   "CPU" will mean central processing unit.


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1.6   "Customer Systems" will mean the application and operating systems that are owned by or otherwise provided by Customer and which are set forth on SCHEDULE B.

1.7   "DASD" will mean Direct Access Storage Device hardware.

1.8 "Data" will mean any and all information that is required to conduct Customer's affairs and that is delivered to, or maintained by, EDS.

1.9   "DSU" will mean Data Service Unit hardware.

1.10 "EDS IPC" will mean the EDS Information Processing Center located at Camp Hill, Pennsylvania, or such other EDS Information Processing Center as EDS may choose from time to time during the term of this Agreement.

1.11 "EDS Licensed Customer Applications" will mean certain systems that are licensed to Customer or licensed to EDS for the benefit of Customer and which are identified as "EDS Licensed Customer Applications" on SCHEDULE B.

1.12  "EDS*NET" will mean EDS' proprietary digital communications network.

1.13 "EDS Systems" will mean the application and operating systems that are owned by, licensed to, or otherwise provided by EDS, the majority of which are identified as "EDS Systems" on SCHEDULE B.

1.14 "Single Loss" will mean any one act or omission (or any series of related acts or omissions) that results in liability referred to in SECTION 8.2, unless such term is used in connection with a loss covered by Customer's Financial Institution Bond Insurance Policy (or its substitute), if Customer elects to maintain such policy, in which case it will mean all losses covered by such policy resulting from:

      (a) any one act or series of related acts of burglary, robbery, or attempted thereat, in which no employee (as such term is defined in such policy) is implicated, or

      (b) any one act or series of related unintentional or negligent acts or omissions on the part of any person, whether an employee (as such term is defined in such policy) or not, resulting in the damage to or destruction or misplacement of property (as such term is defined in such policy), or


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      (c)   all acts or omissions other than those specified in the preceding subsections (a) and (b) caused by any person or in which such person is implicated, or

      (d)   any one casualty or event not specified in the preceding subsections
            (a), (b), or (c).

1.15  "TSO" will mean the software utility known as "Time Sharing Option."

1.16  "WSF2" will mean the output archival utility.

                                   ARTICLE II
                                TERM OF AGREEMENT

2.1 The term of this Agreement will begin on the Effective Date and will continue until December 31, 2000.

2.2 The term of this Agreement may be extended beyond December 31, 2000, by a written election by Customer to extend the term of this Agreement by up to three additional one year periods, which election(s) will be made not less than six months prior to the next date this Agreement would otherwise expire. EDS will give Customer notice of each date on which Customer may elect to extend this Agreement at least thirty days before such date.

                                   ARTICLE III
                             SCOPE OF WORK PROVIDED

3.1 EDS will perform the services set forth in this Agreement as an independent contractor in accordance with its own methods, subject to its compliance with the provisions of this Agreement and all applicable laws, ordinances, and regulations. In performing such services, EDS will provide to Customer the same quality of service as that provided to EDS' other customers. If Customer's processing is behind schedule, EDS will use its best reasonable efforts to get Customer' s processing back on schedule.

3.2 EDS will provide Customer with the following services and make available to Customer the following EDS Systems and hardware:

      (a) PRIMARY FACILITIES. The primary information processing center ("IPC") facilities located at the EDS IPC that will be available to Customer will consist of an IBM or IBM compatible CPU running the systems set forth in Schedule B and the following hardware: IBM or compatible


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            DASD, tape cartridge and tape reel drives, and a climate controlled data center with raised floor to house such hardware. EDS will also make available to Customer as the primary print facility for services under this Agreement the EDS print facility located in Boston, Massachusetts, that houses Xerox high-speed laser printers which will provide simplex, duplex, and quadriplex printing and IBM or IBM compatible impact printers which will provide printing for special forms and other special request needs. The EDS IPC will maintain a help desk twenty-four hours a day, seven days a week.

      (b) BACKUP FACILITIES. EDS will provide backup data center facilities consisting of alternate CPU, DASD, tape drives, and system software and programming tools. Backup facilities will be located on-site at the EDS IPC as well as off-site at such alternate EDS IPC as EDS may determine.

      (c) CONTINGENCY PLANNING, DISASTER RECOVERY AND PREVENTION. The parties' responsibilities with respect to contingency planning will be as follows:

            (i) EDS will develop, maintain (with Customer's assistance and approval) and, as necessary in the event of a disaster, execute a disaster recovery plan (the "EDS Plan") for EDS IPC that is consistent with this Agreement and EDS' overall disaster recovery policy. EDS will provide to Customer and its auditors and inspectors such access to the EDS Plan as Customer may reasonably request from time to time. EDS will not be required to provide access to information of other EDS customers.

                  (A) Disaster recovery and prevention will be provided by EDS by means of alternate on-site and off-site hardware components in the EDS IPC and the alternate EDS IPC referred to in SECTION 3.2(b) which are housed in EDS data center facilities utilizing an uninterruptable power source for interim back-up power (for up to 30 minutes) and diesel generators for ongoing back-up power. Tapes of applications and Data will be stored off-site from the EDS IPC at a strategically located facility selected by EDS.

                  (B) EDS has a disaster recovery policy to prepare to move to the alternate EDS IPC upon determination that the EDS IPC may suffer an


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                        outage expected to last for more than four hours but
                        less than twenty four hours and to commence moving to the alternate EDS IPC immediately upon determination that the EDS IPC may suffer an outage expected to last for more than twenty four hours. EDS will notify Customer prior to placing into effect any revisions to such policy.

                  (C) At no additional charge to Customer, EDS will devote up to forty man-hours a year to testing such disaster recovery plan, which testing would occur during a scheduled drill. During this annual drill, Customer may also test the recovery plan for its Customer Systems at no charge; however, additional charges may apply if such test utilizes non-standard testing requirements. Any non-standard testing requirements and the associated additional charges will be identified prior to the drill.

            (ii) Customer will, at its expense, develop, maintain and, as necessary in the event of a disaster, execute a business resumption plan (the "Customer Plan") for all Customer locations and the telecommunications links between the Customer locations and the EDS IPC and will provide to EDS such access to the Customer Plan as EDS may reasonably request from time to time. Customer will also be responsible for providing, at Customer's expense and with assistance from EDS, the telecommunications equipment necessary to connect between Customer's locations and the alternate EDS IPC, and Customer will pay all telecommunications usage charges associated with any drill or execution of the EDS Plan or Customer Plan.

            (iii) EDS will provide to Customer such information as may be reasonably required for Customer to assure that the Customer Plan is compatible with the EDS Plan.

            (iv) Each party will be responsible for the training of its own personnel as required in connection with all applicable contingency planning activities.

            (v) Each party's contingency planning activities will comply, as appropriate, with such of the following regulatory policies as may be applicable to Customer's business, as the same may be amended or replaced from time to time: a. Federal Deposit


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                  Insurance Corporation Bank Letter BL-22-88 dated July 14,
                  1989; b. Federal Reserve System Supervision and Regulation Number SR-89-16 dated August 1, 1989; c. Office of the Comptroller of the Currency Banking Circular Number BC177 dated July 12, 1989; and d. Office of Thrift Supervision Bulletin Number TB30 dated July 19, 1989. If compliance with any amendments or replacements of the policies listed above would significantly increase EDS' cost of providing services, EDS will be entitled to increase the charges under this Agreement by an amount that reflects a pro rata allocation of EDS' increased cost among the applicable EDS customers, including Customer.

      (d) DATA AND FACILITY SECURITY. The primary and back-up data centers will be physically secured for limited access. All entrances to the EDS IPC will be monitored twenty-four hours a day by video cameras and armed security guards. Such guards will patrol all EDS IPCs twenty-four hours a day, seven days a week, limit access to all EDS IPCs to designated individuals through a card access system that locks and controls all external doors, admit visitors only under controlled conditions, and constantly monitor building security and access and log discrepancies. Access to computer rooms will be limited to employees who can enter only by inserting magnetic cards into a reader and entering correct access codes issued to employees with a need for access to a specific area. EDS will protect physical resources and personal information at the EDS IPC against theft or purposeful damage and provide protection of the EDS IPC against damage from external conditions such as fire and water. The EDS IPC will be supported by an uninterruptable power source for interim back-up power (for up to 30 minutes) and diesel generators for on-going back-up power to prevent loss of Data. EDS will provide ACF2 data security and ACF2 reports of unauthorized attempts to enter the system.

      (e) OPERATIONS SUPPORT. EDS will provide data center operations support, which will include ongoing maintenance and job scheduling. EDS will notify Customer of application Abends, but will not attempt resolution of any such Abends, and will provide cycle monitoring. EDS will provide operations support including hardware, network, and software support for EDS Systems. EDS will not provide application software support for EDS Licensed Customer Applications.

      (f) HARDWARE AND SYSTEM SOFTWARE. EDS will make available to Customer the hardware and EDS Systems described in


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            SECTION 3.2(a) every day for on-line processing from 7:00 a.m.,
            Massachusetts time, until the time Customer notifies EDS to commence the daily cycle (usually between 8:00 p.m. and 9:00 p.m. that evening, Massachusetts time), and twenty four hours a day for TSO and batch processing, with the exception of downtime for regular maintenance which will be scheduled to prevent interference with Customer's processing.

      (g) TELECOMMUNICATIONS NETWORK. EDS will provide the network lines from Customer's site to the EDS IPC. Customer is responsible for the DSU at its site and all internal equipment from such DSU. Customer and EDS will from time to time mutually agree upon any additional telecommunications equipment and back-up equipment required during the term of this Agreement and the charges therefor.

      (h) REPORT AND FINANCIAL PRINTING. EDS will provide report and financial printing at EDS' Boston data center utilizing laser and impact printers. Printed reports will be available for pick-up by Customer's courier. Customer may reject printed reports that are unacceptable in quality within two (2) days after receipt and EDS will reprint or cause to be reprinted such reports and have them redelivered to Customer as soon as possible at no additional cost to Customer.

      (i) MICROFICHE. EDS will provide microfiche originals and copies at EDS' Boston data center or through use of a subcontractor, at EDS' discretion. Microfiche will be available for pick-up by Customer's courier. Customer may reject microfiche that is unacceptable in quality within two (2) days after receipt and EDS will reprint or cause to be reprinted such microfiche and have them redelivered to Customer as soon as possible at no additional cost to Customer.

      (j) RUNTIME IMPROVEMENT. Throughout the term of this Agreement, EDS, through the account manager described in SECTION 3.2(k), and Customer, through its designated representative, will work to improve Customer's processing efficiencies. Without limiting the generality of the previous sentence, during the term of this Agreement, EDS will make available at no charge up to one hundred fifty (150) man-hours of the time of EDS systems engineers to consult with and advise Customer regarding reduction of resource usage.

      (k) ACCOUNT MANAGER. EDS will provide an account manager to Customer who will be available to Customer on a full-time basis if Customer elects to utilize such account manager


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            to that extent. Customer will provide reasonable work space, furnishings, services (including telephone, modem hook-up or EDS*Net systems network architecture ("SNA") connection, telecopy and photocopy equipment, janitorial service, etc.), and supplies, for use when on-site presence is required. The account manager will be available for Customer's calls after normal business hours. The account manager will prepare a monthly statistical report and interim notifications about changes in the hardware or software environment made available to Customer under this Agreement. The account manager will attend periodic status meetings with Customer's management to review other pertinent topics.

      (l) SPECIAL FORMS AND CHECKS. EDS will stock special forms and checks provided by Customer according to a stocking plan maintained by Customer and EDS. EDS will deliver to Customer all printed checks and all checks rendered unusable and will implement strict control procedures acceptable to Customer over EDS' stock of checks provided by Customer according to the stocking plan. EDS will be responsible for direct damages up to the limits of liability set forth in
            Section 8.2 for unauthorized or fraudulent use of the checks or printed signature images of Customer in EDS' possession from the time such items come into the possession of EDS until the items are delivered into the possession of Customer.

      (m) CERTAIN CHANGES. EDS will make the following changes and additions as soon as practicable but in no event later than the time parameters indicated below:

            CHANGE/ADDITION                          TIME PARAMETER
            ---------------                          --------------
                TSO ID's                             Two Business Days
                EDS*NET ID's                         Three Business Days
                Terminal ID's                        Four weeks
                Security parameters                  Two weeks
                Report delivery                      Two Business Days

3.3 If EDS' performance falls below any of the "Acceptable Performance Levels" as indicated in SCHEDULE C, as they may be revised from time to time by mutual agreement of the parties. Customer will notify EDS of the problem. After such notice, Customer and EDS will mutually determine the cause of the performance problem. If the cause is solely under EDS' control, EDS will use its best reasonable efforts and all necessary resources to restore performance to the Acceptable Performance Level as soon as possible at no cost to Customer. If the cause is not solely under EDS' control, Customer and EDS will each use its best reasonable efforts to improve actual performance to the applicable Acceptable Performance Level at no cost to Customer except for the costs of


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      resources utilized (as set forth in SCHEDULE A) and other mutually agreed costs, and, if unsuccessful, will revise the applicable Acceptable Performance Level.

3.4 Customer will provide timely decisions and necessary system modifications to support IPC technology upgrades. Customer will pay all costs incurred due to its requirement that EDS use prior models of hardware, non-current releases of software, or a particular non-standard operating methodology at the IPC. Prior to making any changes in the EDS IPC processing environment that may affect Customer's software application environment, EDS will give Customer reasonable notice of such changes to permit Customer to make any necessary modifications to its application environment.

                                   ARTICLE IV
                              PAYMENT FOR SERVICES

4.1 In consideration for the services, equipment and EDS Systems provided by EDS as described in Article III, Customer will pay EDS as follows:

      (a) A monthly service fee, calculated in accordance with SCHEDULE A, plus once each year at the applicable time the amount of the annual insurance premium described in SECTION 10.3.

      (b) for EDS Licensed Customer Applications, a charge equal to the vendor's invoice, plus 20% (or if the EDS Licensed Customer Applications are shared by multiple customers, Customer's allocated share of the invoice, plus 20%), plus installation charges.

      (c) for telecommunications circuits, equipment and maintenance, a charge equal to (i) EDS' then current commercial rate for the item or service, if EDS has established a commercial rate for such item, or
            (ii) the vendor's invoice, plus 20%, if EDS has not established a commercial rate for such item.

      (d) for network connection, a charge calculated as provided on SCHEDULE A.

      (e) for freight and delivery, a charge equal to the vendor's invoice, plus 20%.

      (f) EDS will submit to Customer the following invoices (which invoices may be combined as appropriate):

            (i)   the monthly service fee,

            (ii)  other services described in this Agreement, and


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            (iii) services agreed upon by the parties from time to time.

            Each invoice will be submitted as soon as practical (generally 30 days) after the applicable billing period cutoff for the service. The billing period cutoff for processing (e.g. the monthly service fee) and other services is at mid-month. The cut-off for print services is at month-end. EDS and Customer may from time to time agree to adjust the billing period cutoff times.

      (g) Each invoice will be in a form reasonably acceptable to Customer, including a report describing Customer's actual resource utilization and associated fee, and detail regarding the categories of resource use and volumes, unit prices, extended charges, and, if applicable, volume discounts and multiple print modes. EDS will disclose the methods and tools used to collect usage information and to calculate or adjust raw data, as well as the raw data itself at Customer's request. EDS will maintain one year of resource usage data from which monthly reports will be generated listing charges by access code and by resource unit (see SCHEDULE A for a listing of resource unit categories). EDS will also provide weekly reports listing Customer's DASD data sets and daily CPU time for scheduled production jobs. EDS will run queries and produce reports from this data base at Customer's request. A reasonable number of requests for queries and reports by Customer for the purpose of clarifying billing information will be provided at no additional charge. Otherwise, requests for queries and reports will be provided at Customer's expense, based on the applicable resource rates set forth in SECTION 1 of SCHEDULE A. Except as provided in SECTION 4.3, there will be no changes in unit prices unless mutually agreed by the parties in writing.

      (h) Payment of each invoice will be due 10 days after receipt of such invoice by Customer. Payment will be delivered by Customer to EDS at the address set forth on the invoice. If payment in full is not made within thirty days after the date of the invoice, a finance charge of the lesser of: (i) the base (or prime) rate established from time to time by Citibank, N.A., or (ii) the highest rate of interest allowed by applicable law (the lesser of which will be referred to as the "Late Payment Interest Rate"), will be applied to the unpaid balance of the invoice until paid. If Customer successfully disputes any fees assessed or charged by EDS, EDS will promptly refund the fees which were not owed by Customer, together with interest at the Late


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            Payment Interest Rate calculated from the date payment of such fees was received by EDS until refunded.

4.2 Customer may request from time to time that EDS provide services in addition to those set forth in this Agreement. In consideration for the agreement by EDS to perform such additional services, Customer will pay to EDS the charges agreed upon by the parties or charges calculated based on EDS' then current commercial rates, plus the out-of-pocket expenses incurred by EDS with the prior approval of Customer. However, if the additional services are provided through EDS by a vendor, charges will be equal to the vendor's charge, plus 20%. Unless otherwise agreed by the parties, all of the terms and conditions of this Agreement will be applicable to the additional services.

4.3 Customer will pay or reimburse EDS for any taxes, tariffs, or license fees of any taxing authority, however delegated or designated, levied or based on this Agreement or the systems, products, or services to be provided hereunder or on their sale, license, or use, or any action taken under this Agreement, exclusive, however, of any taxes based on EDS' net income and any corporate excise tax attributable to EDS as a result of its doing business in any jurisdiction. Any taxes assessable on the systems, products, or services to be provided under this Agreement on or after delivery will be borne by Customer. EDS may issue a separate invoice for such taxes and related charges under this Section.

                                    ARTICLE V
                              INPUT AND OUTPUT DATA

5.1 Any tapes or other Data to be furnished by Customer in order that EDS may provide the services set forth in ARTICLE III must be compatible with EDS' equipment and must be in good condition for machine processing. In addition, if Customer furnishes any program or system, other than those described as Customer Systems on SCHEDULE B, to EDS for use by EDS in providing services hereunder, Customer and EDS will negotiate in good faith to establish, in advance of installation, a plan for the review, testing, installation, and related costs, if any, of such software in order to ensure the compatibility of such software with EDS' operating environment and information technology techniques. EDS will not be required to provide application software support for any EDS Licensed Customer Applications.

5.2 EDS will take reasonable precautions to protect and secure all tapes and other Data furnished to it by Customer for performance under this Agreement.


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5.3   If Data submitted by Customer to EDS for processing is incorrect, incomplete, or not in the form referred to in SECTION 5.1, Customer agrees either to correct or complete such Data or otherwise prepare it for processing or, alternatively, to pay EDS at the then current commercial rates for the additional work performed by EDS to correct or complete such Data or otherwise prepare it for processing, at Customer's election. In the event such additional work by EDS is necessary, EDS will use its best reasonable efforts to reschedule and process Customer's work as promptly as possible, but in any event, the time schedule for processing all such Data will be extended appropriately.

5.4 EDS will be responsible for correction of any errors or omissions in the processing, transmission, or output of Data for which EDS is the sole cause, without additional charge to Customer.

                                   ARTICLE VI
                              SAFEGUARDING OF DATA

EDS will establish and maintain mutually acceptable, reasonable safeguards against the destruction or loss of Data in the possession of EDS. Customer will be responsible for establishment of instructions for data retention and archival including maintenance of duplicate records, and EDS will be responsible for following such instructions. Customer will duplicate critical archive files and will identify such files to EDS for permanent retention and off-site storage. If any Data are lost, damaged, or destroyed while in the sole possession or under the exclusive control of EDS because EDS has not exercised reasonable care. EDS will, at its expense, reconstruct such Data, and will reimburse Customer for amounts paid by Customer to its employees as overtime, as a result of the loss or destruction of such Data.

                                   ARTICLE VII
                                     WAIVER

No material covenant, condition, or undertaking contained in this Agreement may be waived except by written agreement of the parties, and forbearance or indulgence in any other form by either party in any regard whatsoever will not constitute a waiver of the covenant, condition, or undertaking to be kept or performed by the party to which the same may apply, and until complete satisfaction or performance of all such covenants, conditions, or undertaking the other party will be entitled to invoke any remedy available under this Agreement, or under law, despite any such forbearance or indulgence. Any such waiver will not constitute a waiver of any previous or subsequent breach of such covenant, condition, or undertaking or any other covenant, condition, or undertaking.


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                                  ARTICLE VIII
                             LIMITATION OF LIABILITY

8.1 EDS will perform in accordance with the performance standards set forth in SCHEDULE C. EDS will not be liable to Customer for any expense, claim, loss, or damages suffered by reason of EDS' performance of this Agreement unless Customer provides EDS with notice of its claim as soon as Customer becomes aware that any such expense, claim, loss, or damages exist or may exist, but in no event will Customer fail to provide EDS with notice thereof later than eighteen months from the date the term of this Agreement expires.

8.2 Either party's liability, if any, to the other, or to any third person for any expense, claim, loss, or damages arising out of or in any way related to its failure to perform its obligations hereunder from any cause, including negligence, other than such liability as may arise under SECTION 8.3, will be limited to an amount not to exceed One Million Dollars ($1,000,000.00) per Single Loss, except that to the extent that EDS' liability is covered by the data processing errors and omissions insurance policy referred to in SECTION 10.3, such greater amount will be in addition to such limit of One Million Dollars ($1,000,000).

8.3 NEITHER PARTY WILL IN ANY EVENT BE LIABLE TO THE OTHER FOR SPECIAL, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES UNDER ANY CIRCUMSTANCES, WHETHER OR NOT CAUSED BY ITS NEGLIGENCE.

8.4 Any dispute, controversy, or claim arising out of, in connection with, or relating to this Agreement, or the breach, termination, validity, or enforceability of any provision of this Agreement shall be resolved by final and binding arbitration by a panel of three (3) arbitrators in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association then in effect. Each party shall promptly select one arbitrator within five Business Days and the two arbitrators so selected shall promptly select the third arbitrator within five Business Days. Discovery in the forms permitted by the Federal Rules of Civil Procedure then in effect shall be allowed in connection with such arbitration to the extent consistent with the purpose of the arbitration and as allowed by the arbitrators. Such arbitrators are authorized to render awards of monetary damages, direction to take or refrain from taking action, or both. Each party will bear its own costs and expenses of arbitration, although the arbitrators are authorized to award such costs and expenses to a party as part of its monetary damages if such award is fair and equitable. Judgment upon the award rendered in any such arbitration may be entered in any court of competent jurisdiction, or application may be made to such court for judicial acceptance and enforcement of the award, as the law of such jurisdiction may require or allow. EDS shall continue to provide services hereunder during any such arbitration proceedings and Customer shall continue to make payments, other than any disputed payments, to EDS in accordance with this Agreement. The fact that arbitration has or may be allowed shall not impair the exercise of any termination right in accordance with this Agreement.

8.5 Any limitation of the amount or type of damages or remedies recoverable through arbitration by one party against another provided for in this Agreement will not apply to acts or omissions of gross negligence or willful misconduct.

                                   ARTICLE IX
                                   TERMINATION

9.1   (a)   In the event that either EDS or Customer materially or repeatedly defaults in the performance of any of its duties and obligations hereunder, which default will not be substantially cured within five days after written notice to the defaulting party if a default in the payment of money, or for any other default within forty-five days after written notice is given to the defaulting party, specifying the default, or with respect to those defaults (other than a payment of money) which cannot be cured within forty-five days if the defaulting party fails to proceed within five days to commence curing said default and thereafter to proceed with all due diligence to substantially cure the same, then the party not in default may, upon giving written notice thereof to the defaulting party, terminate this Agreement as of a date specified in such notice, which date will not be less than thirty days from the giving of termination notice. EDS may not terminate this Agreement for nonpayment in the case of any charge set forth in any invoice that Customer disputes in good faith, provided that Customer will promptly pay any such amount upon resolution of the dispute in EDS' favor.

      (b)   (i)   Notwithstanding the termination rights set forth in SECTION
                  9.1(a), if EDS recurrently performs below one of the performance levels set forth in TABLE A OF SCHEDULE C, which substandard performance is solely caused by EDS, during the time periods described in COLUMN I OF TABLE B OF SCHEDULE C,
                  Customer may give EDS written notice of its intention to terminate this Agreement at the end of the applicable cure period described in COLUMN III OF TABLE B OF SCHEDULE C. Should EDS not achieve performance consistent with the acceptable performance levels in SCHEDULE C within such cure period, Customer may terminate this Agreement.

            (ii) Should EDS achieve performance consistent with the acceptable performance levels in SCHEDULE C within such cure period referred to in the preceding Subsection, Customer and EDS will monitor EDS' performance during the succeeding number of days indicated in COLUMN I OF TABLE B OF SCHEDULE C to mutually determine whether actions taken by EDS constitute a cure.

            (iii) EDS will be deemed to have recurrently performed below one of the performance levels set forth in SCHEDULE C when its performance of a particular performance criterion falls below the applicable performance level more often than is permitted under TABLE B OF SCHEDULE C. For example, EDS' failure to provide on-line production availability on a daily average of less than four hours for more than three Business Days within forty-five consecutive Business Days, which is the criteria applicable to the "Unacceptable Performance Level" indicated on SCHEDULE C, or on a daily average of less than 98% for more than five Business Days within thirty consecutive Business Days, which is the criteria applicable to the Acceptable Performance Level, if caused solely by EDS, would be deemed to be recurring substandard performance. and would permit Customer to give EDS written notice of its intention to terminate this Agreement. In the event such notice was given and if EDS could not cure performance below the unacceptable Performance Level within two Business Days, the applicable cure period set forth in TABLE B OF SCHEDULE C for such performance level, or cure performance below the Acceptable Performance Level within seven Business Days, the applicable cure period for such performance level, this Agreement may be terminated. Failures by EDS to meet more than one performance level within the applicable time periods may not be accumulated to deem EDS to have recurrently failed to meet such levels unless EDS recurrently performs below each such level; provided that if EDS performs in a manner that more than twenty incidents of substandard performance on a cumulative basis occurs within any thirty consecutive Business

                  Days, EDS will be deemed to have recurrently performed below the performance standards on a cumulative basis and, upon written notice from Customer of its intention to terminate this Agreement, EDS will have ten Business Days to institute a cure calculated to prevent such recurrent, cumulative, substandard performance. The monitoring procedure described in SUBSECTION 9.1(b)(ii) would apply to such cure.

      (c) Notwithstanding the performance standards and the cure procedure described in SECTION 9.1(b), if EDS is prevented from materially performing its duties and obligations under this Agreement for more than seventy-two consecutive hours for any reason, Customer will have the right to terminate this Agreement by giving written notice to EDS.

9.2   (a)   Customer or EDS may terminate this Agreement at any time after EDS has paid monetary damages pursuant to this Agreement of One Million
            Dollars ($1,000,000.00) or more, provided that written notice of such termination is given at least sixty days before the contemplated date of termination.

      (b)   Customer may terminate this Agreement at any time in the event that
            (i) EDS fails to maintain the data processing error and omissions policy in accordance with SECTION 10.3 (provided Customer has paid the amounts referred to in SECTION 10.3), or (ii) any valid claim is made upon Customer's bond referred to in SECTION 1.13 in connection with any expense, claim, loss, or damage arising out of or in any way related to the performance (or failure to perform) by EDS or any of its directors, officers, employees, consultants, or agents of their respective obligations under this Agreement for any cause, including negligence.

      (c)   In the event that EDS elects to terminate this Agreement pursuant to
            SECTION 9.2(a) or Customer elects to terminate this Agreement pursuant to SECTION 9.2(b), the terminating party will pay the reasonable out-of-pocket and internal costs incurred in connection with the conversion of Customer Systems to an information processing center not owned by EDS; provided that the maximum amount a terminating party will be required to pay under this SECTION 9.2(c) will be One Hundred Thousand Dollars ($100,000.00) in the aggregate; provided further that the amount a terminating party will be required to pay for internal costs will not exceed Fifty Thousand Dollars ($50,000.00).

9.3 EDS will be excused from performance hereunder for any period EDS is prevented in whole or in part from performing any service pursuant hereto as a result of an act of God, war, civil disturbance, court order, or other cause beyond its reasonable control provided that, and only so long as, EDS uses its best reasonable efforts to comply with the disaster recovery plan referred to in SECTION 3.2(c). Such non-performance will not be a ground for default or termination except as provided in this SECTION
      9.3. In the event EDS will be excused from performance under this Section, EDS will use its best reasonable efforts to provide directly or indirectly, and to the extent practicable, alternate performance, including, without limitation, using other data centers maintained by EDS and permitting Customer employees to have access to such EDS facilities and to the Customer Systems, EDS Systems, and Data files used in processing Customer's business. If the data processing system is in the possession of Customer, Customer agrees that it will keep the EDS Systems confidential and will not disclose its contents to any third person, and upon resumption of performance by EDS, such EDS Systems will be promptly returned to EDS. If any such contingency excuses EDS' performance hereunder, Customer may elect to:

      (a) Arrange for the performance by others of those services which were to be performed by EDS hereunder. Customer will make known to EDS the actual cost of such performance, and EDS will reimburse Customer for all such costs (including any one-time conversion costs) that exceed the amount that would have been paid to EDS had EDS rendered such services.

      (b) Terminate this Agreement at any time upon written notice to EDS, as described in SECTION 9.1(c), should such contingency prevent EDS from materially performing its duties and obligations under this Agreement for more than seventy-two consecutive hours. In the event of such termination, EDS would be excused, and Customer hereby releases EDS, from performance under this Agreement except as provided in SECTIONS 9.5 AND 10.1.

9.4 Subject to the provisions of Title 11, United States Code, either party, in its discretion, may terminate this Agreement at any time upon written notice to the other in the event of any of the following:

      (a) The commencement of any proceeding, whether under court supervision or otherwise, for the liquidation of the other;

      (b)   The insolvency of the other;

      (c) The making of any assignment for the benefit of creditors by the other; or

      (d) The filing of a petition in bankruptcy by or against the other under any bankruptcy or debtor's law for its relief or reorganization, or for the composition, extension, or arrangement for adjustment of its obligations. However, such right or termination will not accrue in the event of a filing against either party of an involuntary petition to have such party declared bankrupt and in which such party does not acquiesce, if such petition is dismissed within sixty days of the date of such filing.

9.5 In the event of any termination, EDS will continue to provide the services described in this Agreement and will cooperate with Customer as reasonably necessary to effect an orderly conversion of Customer information technology requirements to Customer or a third party, for which services Customer will pay at the rates set forth in SCHEDULE A, provided that payments to EDS are secured in form satisfactory to EDS and amount consistent with the anticipated amount of charges calculated in accordance with this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1 OWNERSHIP OF DATA. Customer Systems and Data will be and remain the property of Customer and be returned to Customer by EDS promptly after termination of this Agreement. All Customer Systems and Data are and will be the exclusive property of Customer, which EDS will keep free of all claims, liens, and encumbrances. Upon request by Customer or at the expiration of the Operational Period, EDS will return all Data and Customer Systems to Customer in format reasonably requested by Customer, for which Customer will pay the cost of materials for electronic media to EDS. The limitation of liability set forth in SECTION 8.2 will not apply in the event EDS wrongfully fails to comply with this Section.

10.2 ASSIGNMENT OF AGREEMENT. This Agreement will be binding on the parties and their heirs, successors, and assigns, but neither party may assign this Agreement without the prior written consent of the other, except to a corporation owned by or under common control with the assignor and except as provided hereafter. The following transactions shall not require approval of Customer under this Section and shall not be deemed an assignment of this Agreement by EDS: any merger (including without limitation a re-incorporation merger), consolidation, reorganization, stock exchange, sale of stock or substantially all of the assets or other similar or related transaction in which (i) EDS is the surviving entity, or (ii) if EDS is not the surviving entity, the surviving entity continues to conduct the business conducted by EDS prior to consummation of the transaction. The following transactions shall not require approval of EDS under this Section and shall not be deemed an assignment of this Agreement by
      Customer: any merger (including without limitation a re-incorporation merger), consolidation, reorganization, stock exchange, sale of stock or substantially all of the assets or other similar or related transaction in which (i) Customer is the surviving entity, or (ii) if Customer is not the surviving entity, the surviving entity continues to conduct the business conducted by Customer prior to consummation of the transaction.

10.3 ACCIDENTS, INJURIES AND PROPERTY DAMAGES. EDS will indemnify and hold harmless Customer from any loss, damage, cost, or expense which it may sustain or incur by reason of, or arising from, any accident or injury to personnel or employees of EDS, as well as any loss, damage, or destruction of the property owned, leased, or used by EDS in the course of EDS' work in the performance of this Agreement. Customer will indemnify and hold harmless EDS from any loss by reason of, or arising from, any accident or injury to the personnel of Customer, as well as any loss, damage, or destruction of property owned, leased, or used by Customer in the course of receiving services for EDS under this Agreement. Each Party agrees to maintain adequate insurance coverage or reserves against the risks it assumes, in keeping with sound business practices, and will notify the other of any material decrease in coverage or reserves, or substantial claim made against such coverage or reserves. EDS will maintain at its own expense during all times when its employees are on Customer's premises worker's compensation, unemployment, disability, and liability insurance or reserves for itself and its employees and will provide to Customer, upon request, certification thereof. EDS will also maintain a data processing errors and omissions insurance policy, with coverage satisfactory to Customer, of at least Ten Million Dollars ($10,000,000), applying only to work performed by EDS for Customer; provided that, upon presentation by EDS to Customer of a receipt for payment thereof, Customer will promptly reimburse EDS each year an amount equal to (a) the annual premium for such policy, less (b) the amount of any increase in such premium due to the loss experience of EDS. At Customer's request, EDS will provide Customer with a copy of the errors and omissions insurance policy obtained in accordance with this Section.

10.4 CONFIDENTIALITY OF INFORMATION. EDS will not have or claim any rights to or interests in any Customer information, Data, Customer Systems, programs, or practices and procedures with respect to Customer' s operations and Customer will not have or claim any rights to or interests in any EDS Systems, programs, or practices and procedures with respect to EDS' operations. EDS recognizes and agrees that all Data and Customer Systems and any materials, documents, or information pertaining thereto are proprietary to Customer and constitute trade secrets. Customer recognizes and agrees that all EDS Systems and any materials, documents, or information pertaining thereto are proprietary to EDS and constitute trade secrets. All information with respect to such trade secrets communicated by one party to the other, either before or after the date of this Agreement, will be received in strict confidence, will be used only for the purposes of this Agreement, and that no such information will be disclosed by the recipient party without the prior written consent of the other party, except as provided herein, or as may be necessary by reason of legal, accounting, or regulatory requirements. However, this Section will not apply to proprietary information owned by one party which:

      (a)   Is already known by the other party; or

      (b) Is or becomes publicly known through no wrongful act of the other party; or

      (c) Is rightfully received by the other party from a third party without a similar restriction and without breach of this Agreement; or

      (d) Is independently developed by the other party without breach of this Agreement; or

      (e) Is furnished to a third party by the party owning the information without a similar restriction on the third party's right; or

      (f) Is approved for release by written authorization of the party owning the information.

      Customer may disclose the contents of this Agreement (other than SCHEDULE
      A) to customers and clients of Customer provided that Customer obtains EDS' prior written consent which may not be unreasonably withheld. The limitation of liability set forth in SECTION 8.2 will not apply to the party that wrongfully fails to comply with this Section.

10.5  INSPECTION AND AUDIT RIGHTS.

      (a) Customer and its auditors and regulators will have the right to inspect and audit fully any invoices submitted by EDS and any and all of the Data, Customer Systems, and work performed or being performed hereunder either directly by EDS or through arrangement with another party as if such Data and Customer Systems were kept, or such work was performed, at Customer's site, provided that in no event will Customer or its auditors or regulators have any access to data or other property of. other customers of EDS. Upon request, EDS will allow complete Customer inspection of all documentation in support of any work performed by EDS. EDS will furnish to Customer (i) a copy of its annual financial statements when generally available and, upon request by Customer, its quarterly financial statements when generally available, and (ii) information concerning any adverse material change in EDS' financial condition concurrently with release to the public. Customer and its auditors and regulators will also have the right to inspect EDS' stock of special forms and checks provided by Customer under SECTION 3.2(1) and EDS' compliance with the stocking plan referred to in SECTION 3.2(1).

      (b) Any customer or client of Customer may inspect and audit any information or Data pertaining to such customer or client and the application software used by Customer with respect to such information or Data. EDS will provide a representative to assist any such inspection or audit, provided that Customer will pay EDS for the time (in excess of two (2) man-days per year, which will be free of charge) expended by such representative in connection with such inspections and audits at a mutually agreed rate.

10.6 TIME FOR PERFORMANCE. Time for performance as stated herein is of the utmost importance.

10.7 LOWER TIER SUBCONTRACTS. EDS will have the right to subcontract portions of the services to be performed by EDS hereunder; provided, however, no such subcontract will relieve EDS of responsibility hereunder for the subcontracted obligations. EDS will notify Customer of material services for which EDS intends to enter a subcontract following the Effective Date and will solicit comments from Customer on such matter. EDS agrees to give due consideration to Customer's comments regarding subcontracting.

10.8 GOVERNING LAW. This Agreement will be construed and the rights and obligations of the parties determined in accordance with the provisions of the laws of the Commonwealth of Massachusetts.

10.9 CORPORATE AUTHORITY. Customer represents and warrants that there is no legal impediment to the execution by Customer of this Agreement or to the full and complete compliance with or performance by Customer of all the terms and provisions thereof. Furthermore, EDS represents and warrants that there is no legal impediment to the execution by EDS of this Agreement or to the full and complete compliance with or performance by EDS of all the terms and provisions thereof.

10.10 PATENT INDEMNITY. Each party will indemnify, defend, and hold harmless the other from any and all claims, actions, damages, liabilities, costs, and expenses, including reasonable attorneys' fees and expenses, arising out of any claims of infringement by the indemnitor of any United States letters patent, trade secret, copyright, trademark, service mark, trade name, license, or similar proprietary rights conferred by common law or by any law of the United States said to have occurred because of systems provided (i.e., with respect to Customer, the Customer Systems, and with respect to EDS, the EDS Systems) or work performed by the indemnitor or that may arise from a claim of infringement or violation by indemnitor of any license or similar agreement. This indemnity will not apply unless the party claiming indemnification notifies the other promptly of any matters in respect of which the foregoing indemnity may apply and which the notifying party has knowledge and give the other party full opportunity to control the response and the defense, including, without limitation, any agreement relating to the settlement.

10.11 DISHONEST EMPLOYEES. Pursuant to its dedication to maintaining the highest standards of business ethics, EDS has a policy of immediately terminating any employee who commits any serious, illegal act such as theft, embezzlement, or similar crimes involving dishonesty. EDS will not permit any employee whom EDS is aware has committed any such act to perform any tasks in connection with EDS' services to Customer contemplated in this Agreement.

10.12 ENTIRE AGREEMENT. This Agreement, including the Schedules referred to herein, each of which is incorporated into this Agreement for all purposes, constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof. There are no understandings or agreements hereto which are not fully expressed in this Agreement. No amendment, change, waiver or discharge hereof will be valid unless in writing and executed by the party against whom such amendment, change, waiver or discharge is sought to be enforced. Any prices or terms contemplated in this Agreement to be mutually agreed upon by the parties shall be reflected in a written addendum to this Agreement.

10.13 NOTICES. Any notice, election, consent, or other communication required or permitted under this Agreement will be in writing and deemed given when delivered in person or by telecopy (with confirmation of receipt) or when sent by registered or certified mail, return receipt requested, postage prepaid and addressed as follows:

      If to EDS:         Electronic Data Systems Corporation
                         5400 Legacy Drive
                         Plano, Texas 75024
                         Attn: Vice President - Operations
                               Large Financial Institutions

      If to Customer:    Investors Bank & Trust Company
                         One Lincoln Plaza
                         89 South Street, 8th Floor
                         Boston, Massachusetts 02111
                         Attn: President

      Any party to this Agreement may change its address for notice purposes by giving the other party written notice thereof specifying the new address and the date upon which such address will become effective.

IN WITNESS WHEREOF, EDS and Customer have each caused this Agreement to be signed and delivered by its duly authorized representative, all as of the date(s) indicated below.

Investors Bank & Trust Company            Electronic Data System
                                          Corporation


By: /s/ Kevin J. Sheehan                  By: /s/ [ILLEGIBLE]
    ----------------------------              ----------------------------

Title: President                          Title: Managing Director
                                                 -------------------------
                                                 Large Financial
                                                 Institutions Division

Date: 9/15/95                             Date: 9/20/95
      --------------------------                --------------------------

[-------] indicates material that has been omitted and or which confidential treatment has been requested. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

                                   SCHEDULE A

1.    PRICE SCHEDULE FOR RESOURCE USAGE

      The monthly service fee will be calculated by multiplying the volume usage for a resource for a month by the resource unit price set forth in the table below for the applicable year. In the table below, "Prime" refers to "Prime Time" which is defined as 6:00 am - 6:00 pm weekdays, local time at the EDS IPC. "Offshift" means any time other than Prime Time.

                                                                       (Amounts below are in U.S. Dollars)              Extension
Resource                        Measurement Unit          1995-1996        1997        1998        1999        2000        Term
--------                        ----------------          ---------        ----        ----        ----        ----     ---------
PROCESSING
CICS Calls Offshift             Per 10 Calls              [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
CICS Calls Prime                Per 10 Calls              [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
MVS CPU Offshift                3081K Equivalent
                                 CPU Minute               [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
MVS CPU prime                   3081K Equivalent
                                 CPU Minute               [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
CICS CPU Offshift               3081K Equivalent
                                 CPU Second               [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
CICS CPU Prime                  3081K Equivalent
                                 CPU Second               [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
TSO CPU Offshift                3081K Equivalent
                                 CPU Minute               [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
TSO CPU prime                   3081K Equivalent
                                 CPU Minute               [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
CICS Transactions
 Offshift                       Per Transaction           [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
CICS Transaction
 Prime                          Per Transaction           [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
DASD                            Megabyte Day              [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Tape Mount                      Per Mount                 [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Cartridge Storage
 Offsite                        Cartridges Per Day        [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Cartridge Storage
 Onsite                         Cartridges Per Day        [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Reel Storage Onsite             Reels Per Day             [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Storage-Low Performance
 (Level 10)                     Megabyte Day              Undefined     Undefined   Undefined   Undefined   Undefined   Undefined
Storage-High Performance
 (Level 30)                     Megabyte Day              Undefined     Undefined   Undefined   Undefined   Undefined   Undefined
Storage-Medium Performance
 (Level 20)                     Megabyte Day              Undefined     Undefined   Undefined   Undefined   Undefined   Undefined

[-------] indicates material that has been omitted and or which confidential treatment has been requested. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

                                   (continued)

                                                                       (Amounts below are in U.S. Dollars)              Extension
Resource                        Measurement Unit          1995-1996        1997        1998        1999        2000        Term
--------                        ----------------          ---------        ----        ----        ----        ----     ---------
DB2 Getpages                    Per 1000 Getpages         [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
TSO Connect Offshift            Elapsed Hour              [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
TSO Connect Prime               Elapsed Hour              [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Removable Media
 Handling                       Per Tape                  [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
DRA Emergency Call
 Back - 6 hours                 Per Callback              [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
DRA Emergency Call
 Back - 3 hours                 Per Callback              [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Emergency NCP, VTAM,
 CICS Chg                       Per Change                [-------]     [-------]   [-------]   [-------]   [-------]   [-------]

NETWORK/COMMUNICATIONS
Port - 4.8/9.6 RJE              Per Port                  [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Port - 9.6/SNA                  Per Port                  [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Port 19.2                       Per Port                  [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Port 56KB                       Per Port                  [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Port - 128 Kbps                 Per Port                  [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Port - 256 Kbps                 Per Port                  [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Port - 512 Kbps                 Per Port                  [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Port - 1024 Kbps                Per Port                  [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Port - Tl                       Per Port                  [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Logical Unit - Remote           Per Logical Unit          [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Logical unit
 - Channel Attached             Per Logical Unit          [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Foreign Network/Subarea         Per Foreign Unit/
                                 Subarea                  [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Elit Transmission               Per Kilobyte              [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
800 Access Usage                Per Hour                  [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Network Dial-in                 Per Logon ID              [-------]     [-------]   [-------]   [-------]   [-------]   [-------]

PRINT
Impact print                    Per 1000 Lines            [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Simplex print                   Per Page                  [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Duplex                          Per Page                  [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Quadruplex Print                Per Page                  [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Bursting                        Per Page                  [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Check signing                   Per Check                 [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Microfiche original,            Per Fiche                 [-------]     [-------]   [-------]   [-------]   [-------]   [-------]
Microfiche Copy                 Per Fiche                 [-------]     [-------]   [-------]   [-------]   [-------]   [-------]

                                   SCHEDULE B
                                    SOFTWARE

1.    CUSTOMER SYSTEMS

      Fund Accounting and Custody Tracking System (FACTS)
      Institutional Transfer Agent System (VISA)
      Retirement Plans Reporting System (RPRS)
      Multiple Asset System (MAS)
      Outbound

2.    EDS LICENSED CUSTOMER APPLICATIONS

      Adders

      RMDS

      Mantissa

      File-Aid

      Tempus Link

      Xpediter

      Strobe

      Back-Leveled EDS Systems

      EasyTrieve Plus

      UFO

      Direct Connect (NDM)

      COBOL OS/VS

3.    EDS SYSTEMS (INCLUDING SOME "VALUE-ADDED" SYSTEMS)

      Operating Systems

            MVS
            JES2
            VSAM
            CICS/MVS
            Synchsort

      Management Aids
            WSF2
            DMS-OS
            DFDSS
            MVS DITTO
            TLS
            CONTROL-M

      Programming Languages
            COBOL II
            COBOL 370

      Development Aids
            TSO/E
            ISPF/PDF
            SAM
            CA-OPTIMIZER
            INTERTEST
            CHAMP
            ATRM
            ABENDAID
            FILEAID BATCH
            DOCUTEXT
            JCL CHECK

      Security
            ACF2

      Networking
            EDS*ELIT
            NETMENU

      Management Aids
            IPACS

      Value Added Software
            SDB
            DF-HSM
            DF-DFS
            ADRP
            DB2
            SQL/QMF
            PDS-COMP
            CAT/BLDG

                                                             SCHEDULE C
                                                        PERFORMANCE STANDARDS
                                                        ---------------------
                                                               TABLE A
                                                               -------

====================================================================================================================================
ITEM                          ACCEPTABLE                          UNACCEPTABLE
                              PERFORMANCE                         PERFORMANCE                    MITIGATING        STATUS (See Table
                              LEVEL                               LEVEL                          FACTORS           B)
------------------------------------------------------------------------------------------------------------------------------------
I. OUTPUT AVAILABILITY
------------------------------------------------------------------------------------------------------------------------------------
A. Availability of            7:30 a.m. of day the cycle is       More than 3 1/2 hours late     3, 4              Regular
   printed reports            scheduled to complete
------------------------------------------------------------------------------------------------------------------------------------
B. Availability of            9:00 a.m. of day after cycle is     More than 5 hours late         3, 4              Regular
   fiche                      scheduled to complete
------------------------------------------------------------------------------------------------------------------------------------
C. WSF2 report                (i) Daily average of 20 minutes     More than 2 hours late                           Regular
   availability               after completion of job creating
                              output with less than 10,000
                              lines                               More than 6 hours late                           Regular

                              (ii) Daily average of 2 hours
                              after completion of job with
                              more than 10,000 lines
------------------------------------------------------------------------------------------------------------------------------------
D. Availability of            7:00 a.m. of day cycle is           More than 3 hours late         2, 5              Priority
   files for download         scheduled to complete
------------------------------------------------------------------------------------------------------------------------------------
E. Transmission of            1                                   More than 2 hours late         2                 Priority
   external files and
   receipts (e.g. for
   customers of
   Customer)
====================================================================================================================================

(1) To be established and amended by agreement of the parties from time to time as reasonably necessary.

(2)   Cycle start time plus any time lost due to Abends.

(3)   Print volume greater than average.

(4)   Print availability after 3:00 a.m.

(5)   Critical path of cycle less than 5 hours.

====================================================================================================================================
ITEM                          ACCEPTABLE                          UNACCEPTABLE
                              PERFORMANCE                         PERFORMANCE                    MITIGATING
                              LEVEL                               LEVEL                          FACTORS           STATUS
------------------------------------------------------------------------------------------------------------------------------------
II. RESPONSE TIME
------------------------------------------------------------------------------------------------------------------------------------
A. On-line response time 2    Daily average of 2.0 seconds        Daily average of more than 4   1                 Regular
                                                                  seconds
------------------------------------------------------------------------------------------------------------------------------------
B. Completion of batch        6 hours                             More than 10 hours             3,4,5             Priority
   cycle after release
   of cycle to EDS.
------------------------------------------------------------------------------------------------------------------------------------
C. Start of execution         Daily average of 5 minutes after    More than 30 minutes           1                 Priority
   manually submitted         submission
   production jobs.
------------------------------------------------------------------------------------------------------------------------------------
D. Start of execution         Daily average of 20 minutes         Daily average of more than 2   None              Regular
   of test jobs in            after submission                    hours
   immediate execution
   classes.
------------------------------------------------------------------------------------------------------------------------------------
E. Notification to            15 minutes after occurrence         More than 30 minutes           6                 Priority
   Customer that Abend
   has occurred.
====================================================================================================================================

(1)   Based upon benchmark results.

(2) Measured from time enter key is struck until the time complete response appears on terminal and system is ready for keying of next transaction.

(3)   Cycle start time plus any time lost due to Abends.

(4)   Cycle critical path less than 5 hours.

(5)   Delays due to data sets unnecessarily directed to tape instead of DASD.

(6) Availability of Customer's designated "on call" representative based on call list.

====================================================================================================================================
ITEM                                   ACCEPTABLE                 UNACCEPTABLE
                                       PERFORMANCE                PERFORMANCE                    MITIGATING
                                       LEVEL                      LEVEL                          FACTORS           STATUS
------------------------------------------------------------------------------------------------------------------------------------
III. SYSTEM
     AVAILABILITY
------------------------------------------------------------------------------------------------------------------------------------
A. Batch production up-time,           Daily average of           More than 4 hours              None              Priority
   i.e. application environ-           98% during Business        unavailability on
   ment (CPU, system software         Day 1                      any Business Day
   application software, DASD,
   tapes, telecommunications,
   VSAM, initiators, etc.)
   is fully functional
------------------------------------------------------------------------------------------------------------------------------------
B. On-line production up-time          Daily average of           More than 4 hours              None              Priority
   i.e., application environ-          98% from 7:00 a.m.         unavailability on
   ment (CPU, system software          until all uploads          any Business Day
   application software, DASD,         are successful and
   tapes, telecommunications,          complete during
   VSAM, initiators, etc.) is          Business Day
   fully functional
------------------------------------------------------------------------------------------------------------------------------------
C. Development up-time, i.e.,          Daily average of           More than 4 hours              None              Priority
   development environment,            98% during Business        unavailability on
   (CPU, system software,              Day                        any Business Day
   application software, DASD,
   tapes, telecommunications,
   VSAM, initiators, etc.) is
   fully functional
====================================================================================================================================

For the purposes of this Table A only, the term "Business Day" will include holidays.

                                                       SCHEDULE C
                                                         TABLE B
                                                         -------

=======================================================================================================================
                                                         I.                        II.                        III.
                                                   NUMBER OF DAYS*           NUMBER OF DAYS*
                                                   FOR MEASURING             OF INCIDENTS OF
STATUS                                             SUBSTANDARD               SUBSTANDARD                  CURE PERIOD*
                                                   PERFORMANCE               PERFORMANCE
-----------------------------------------------------------------------------------------------------------------------
1.    Regular
      A.    Acceptable Performance Level                 30                         6                         10
      B.    Unacceptable Performance Level               45                         3                         5
-----------------------------------------------------------------------------------------------------------------------
2.    Priority
      A.    Acceptable Performance Level                 30                         5                         7
      B.    Unacceptable Performance Level               45                         3                         2
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
* Measured by Business Days
=======================================================================================================================